UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2016

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02ELECTION OF DIRECTORS

On February 26, 2016, the Corporation added Lawrence Gorman as a new Director to serve until the next Annual Shareholders meeting or his resignation.

ITEM 7.01 Regulation FD Disclosure

The Company issued a Press Release on March 7, 2016 announcing it executed an LOI to acquire a multi-center Dry Cleaning operation on the West Coast of Florida. Through its Twitter account and Press Releases the Company issued periodic updates regarding this transaction and its pending Closing, including the delivery of a 30-page Stock Purchase Agreement along with the necessary Exhibits and Schedules to the Seller and their attorney on July 19, 2016. The Company received verbal comments and subsequent written updates to the Stock Purchase Agreement from the Seller and their attorney up to July 25, 2016, progressing this opportunity.

As previously announced through its Twitter feed on June 23, 2016, the Company through its business broker has simultaneously been searching for and examining other existing operations in the region.

While working on Closing the West Coast deal, the Company had been examining an existing operating plant on the East Coast of Florida. This dry cleaning plant is growing year-over-year processing on average 7,621 pieces per month for the first 5 months of 2016, and also operates its own pickup and delivery service from a single location. It has the same annual revenue as the multi-site operation on the West Coast, a lower purchase price, and better operating margins. Discussions and face-to-face meetings have already been held for this operation and matters have progressed rapidly since information was first released to the market. A Definitive Agreement for this plant is expected to be signed within days.

Although significant time has been spent to close on the operation on the West Coast, the Company will accrue multiple income producing advantages and other benefits by focusing its resources in the near-term by closing on the East Coast operation first.

The bullet point analysis outlines the opportunities underlining the change in timing of the closing schedules:

- While both Coasts of Florida have a high number of non-permanent residents, average income for residents on the East Coast are much higher than the West Coast

- The East Coast facility offers the ability to expand on the processing plant by creating a hub-and-spoke operation using the existing plant as a main processing hub

- The East Coast facility offers "green" dry cleaning services, which provide higher net profit margins, and attract a more affluent demographic

- By moving the plant out of the single location, the Company can establish multiple drop and pickup centers at a fraction of the cost of acquiring a drop center. These drop and pickup centers will be serviced by the existing processing plant

- Utilizing the existing plant and adding to its capacity will give the Company the ability to set up 15-20 drop centers over the next 24-months following the closing of the East Coast operation

- Based on location and services, each East Coast drop center has the potential to generate $150,000 to $200,000 and more with net income in the range of 30-40% vs. 20-25% net income from the West Coast operation.

- Cash flow from the initial drop centers will finance the cost of opening subsequent drop centers to feed the processing plant

- The Company can then begin to sell the drop centers as franchises thus recouping the initial setup costs, while maintaining an exclusive agreement with the drop centers to provide cleaning and other services normally found at a dry cleaner

After the East Coast operation is closed on, the Company will focus its resources on closing on the West Coast operation, and other opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: July 27, 2016	/s/Derrick Lefcoe
Derrick Lefcoe
Chief Executive Officer